                                                                     EXHIBIT 3.2

                                RESTATED BYLAWS
                                      OF
                          UNIGRAPHICS SOLUTIONS INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                   ARTICLE I

                              OFFICES AND RECORDS

     SECTION 1.1 DELAWARE OFFICE. The registered office of Unigraphics Solutions Inc. (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297.

     SECTION 1.2 OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

     SECTION 1.3 BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters in Maryland Heights, Missouri or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                  ARTICLE II

                                 STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on the third Wednesday in May of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 10:00 a.m., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed from time to time by resolution of the Board of Directors.

     SECTION 2.2 SPECIAL MEETING. Except as otherwise required by applicable law, and subject to the rights of the holders of any series of preferred stock, par value $.01 per share (the "Preferred Stock"), or any other series or class of stock, as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board; provided, that prior to the Trigger Date (as such term is defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation shall also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock (as defined in Section 2.5 hereof). Except as expressly provided in the immediately preceding sentence, any power of stockholders of the Corporation to call a special meeting is specifically denied.

     SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

     SECTION 2.4 NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     SECTION 2.5 QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power the outstanding shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on by a class or series, the chairman of the meeting or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 2.6 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

     SECTION 2.7  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (A)  Annual Meetings of Stockholders.

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors or the Chairman of the Board, (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (d) prior to the Trigger Date, by EDS (as such term is defined in the Certificate of Incorporation).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (c) of paragraph
     (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1999, the "first anniversary of the preceding year's annual meeting" shall be deemed to be the third Wednesday in May, 1999.

          In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3)  Notwithstanding anything in the second sentence of paragraph
     (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's initial meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (B) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation's notice of meeting pursuant to Section 2.4 of these Bylaws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (C)  General.

          (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of Preferred Stock to elect directors if so provided under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

     SECTION 2.8 VOTING PROCEDURES. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast by the holders of Common Stock, present in person or by proxy. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors properly submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. The vote upon any matter other than the election of directors shall be by ballot only if so ordered by the chairman of the meeting.

     SECTION 2.9  INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.

     (A) The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

     (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     SECTION 2.10 NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Effective as of the Trigger Date, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                                  ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock, as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than twelve nor less than three directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999; another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000; and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1999 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     SECTION 3.3 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw on the same date, and at the same place, as each annual meeting of stockholders or on such other day, at such other place and at such time as the Board of Directors may determine. The Board of Directors may from time to time, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Whole Board. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     SECTION 3.5 NOTICE. Notice of any special meeting shall be given to each director at his or her business or residence in writing or by telegram, facsimile or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of
Article VIII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Any director present in person at a meeting of the Board of Directors shall be deemed to have waived notice of the time and place of meeting.

     SECTION 3.6 ACTION BY CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3.7 CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 3.8 QUORUM. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 3.9 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

     SECTION 3.10 REMOVAL. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, however, that prior to the Trigger Date any director or directors may be removed from office, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

     SECTION 3.11 FEES AND EXPENSES. Directors shall receive such fees and expenses as the Board of Directors shall from time to time prescribe.


                                  ARTICLE IV

                                  COMMITTEES

     SECTION 4.1  EXECUTIVE COMMITTEE.

     (A) The Board of Directors may, by resolution passed by a majority of the Whole Board, designate an Executive Committee, to consist of three or more members, including the Chairman of the Board and the Chief Executive Officer. A majority of the members of the Executive Committee shall constitute a quorum.

     (B) The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, with the exception of such powers and authority as may be specifically reserved to the Board of Directors by law or by resolution adopted by the Board of Directors.

     SECTION 4.2  AUDIT COMMITTEE.

     (A) The Board of Directors may, by resolution passed by a majority of the Whole Board, designate an Audit Committee, to consist of two or more members, none of the members of which shall be employees or officers of the Corporation or EDS or directors of EDS. A majority of the members of the Audit Committee shall constitute a quorum.

     (B) The Audit Committee shall from time to time review and make recommendations to the Board of Directors with respect to the selection of independent auditors, the fees to be paid such auditors, the adequacy of the audit and accounting procedures of the Corporation, and such other matters as may be specifically delegated to the Committee by the Board of Directors. In this connection the Audit Committee shall, at its request, meet with representatives of the independent auditors and with the financial officers of the Corporation separately or jointly.

     SECTION 4.3  COMPENSATION/NOMINATING COMMITTEE.

     (A) The Board of Directors may, by resolution passed by a majority of the Whole Board, designate a Compensation/Nominating Committee, to consist of three or more members, none of the members of which shall be employees or officers of the Corporation. A majority of the members of the Compensation/Nominating Committee shall constitute a quorum.

     (B) The Compensation/Nominating Committee shall from time to time review and make recommendations to the Board of Directors with respect to the management remuneration policies of the Corporation including salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to the Committee by the Board of Directors.

     (C) In addition, the Compensation/Nominating Committee shall make recommendations to the Board of Directors (1) concerning suitable candidates for election to the Board, (2) with respect to assignments to Board Committees, and
(3) with respect to promotions, changes and succession among the senior management of the Corporation, and shall perform such other duties as may be specifically delegated to the Committee by the Board of Directors.

     SECTION 4.4  COMMITTEE PROCEDURE, SEAL.

     (A) The Executive, Compensation/Nominating, and Audit Committees shall keep regular minutes of their meetings, which shall be reported to the Board of Directors, and shall fix their own rules of procedures.

     (B) The Executive, Compensation/Nominating, and Audit Committees may each authorize the seal of the Corporation to be affixed to all papers which may require it.

     (C) In the absence or disqualification of a member of any Committee, the members of that Committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

     SECTION 4.5 OTHER COMMITTEES. The Board of Directors, or any Committee thereof so authorized by the Board of Directors, may, from time to time, by resolution passed by a majority of the Whole Board or such Committee, designate one or more other Committees of the Board. Each such Committee shall have such duties and may exercise such powers as are granted to it in the resolution designating the members thereof. Each Committee shall fix its own rules of procedure.


                                   ARTICLE V

                                   OFFICERS

     SECTION 5.1 ELECTED OFFICERS. The elected officers of the Corporation shall be (A) a Chairman of the Board, unless the Board of Directors specifies that the Chairman of the Board shall not be an officer of the Corporation, (B) a Vice Chairman of the Board, unless the Board of Directors specifies that the Vice Chairman of the Board shall not be an officer of the Corporation, (C) a President, (D) one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), (E) a Secretary, (F) a Treasurer, and (G) such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board (whether or not an officer of the Corporation) shall be chosen from the directors. The other officers of the Corporation may or may not be directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     SECTION 5.2 ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section
5.10 of these Bylaws, the officers shall hold their respective offices at the pleasure of the Board of Directors and any officer may be removed at any time, with or without cause, by a vote of the majority of the directors; each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death or removal or until he shall resign.

     SECTION 5.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall make reports to the Board of Directors and the stockholders, and shall have such other powers and perform such other duties as are required of him or her from time to time by the Board of Directors. The Board of Directors may specify in a resolution or resolutions that the Chairman of the Board shall not be an officer of the Corporation. The offices of Chairman of the Board and President may be filled by the same individual.

     SECTION 5.4 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall perform such duties as shall be assigned by the Board of Directors or the Chairman of the Board.

     SECTION 5.5 PRESIDENT. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation, shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law, and shall have such other powers and perform such other duties as are required of him or her from time to time by the Board of Directors. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     SECTION 5.6 VICE PRESIDENTS. Each Vice President (including any Executive Vice Presidents and Senior Vice Presidents) shall perform such duties as shall be assigned by the Board of Directors, the Chairman of the Board or the President.

     SECTION 5.7 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same. Any or all of the duties of the Secretary may be delegated to one or more Assistant Secretaries.

     SECTION 5.8 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. Any or all of the duties of the Treasurer may be delegated to one or more Assistant Treasurers.

     SECTION 5.9 COMPENSATION. The compensation of the officers of the Corporation shall be fixed, from time to time, by the Board of Directors.

     SECTION 5.10 VACANCIES. In case any office becomes vacant by death, resignation, retirement, disqualification, removal from office, or any other cause, the Board of Directors may abolish the office (except that of President, Secretary and Treasurer) or elect an officer to fill such vacancy.


                                  ARTICLE VI

                       STOCK CERTIFICATES AND TRANSFERS

     SECTION 6.1 STOCK CERTIFICATES AND TRANSFERS.

     (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, however, the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

     (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

     SECTION 7.2 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Restated Certificate of Incorporation.

     SECTION 7.3 SEAL. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Unigraphics Solutions Inc. - Delaware".

     SECTION 7.4 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

     SECTION 7.5 AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

     SECTION 7.6 RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

     SECTION 7.7  INDEMNIFICATION AND INSURANCE.

     (A)  Generally.

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          (2) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Corporation as an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          (3) The indemnification provided by this Subsection (A) shall be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (4) Notwithstanding the foregoing provisions of this Subsection (A), in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) the indemnification provided by this Subsection (A) shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          (5) The Board of Directors (by resolution passed by a majority of the Board of Directors), the Chairman of the Board, the President or the Secretary shall have the authority to determine whether a person is or was serving or has agreed to serve at the request of the

     Corporation (a) as a director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or (b) as an employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise. If the Board of Directors (by resolution passed by a majority of the Board of Directors), the Chairman of the Board, the President or the Secretary determines that a person is not or was not serving or has not agreed to serve at the request of the Corporation in any capacity described in clause (a) or (b) of the preceding sentence, then such person shall not (unless otherwise ordered by a court) be entitled to indemnification under this Section 7.7.

          (6) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (B) Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection (A) hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (C) Determination That Indemnification Is Proper. Any indemnification of a person entitled to indemnity under Subsection (A)(1) hereof shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Subsection (A)(3) hereof. Any indemnification of a person entitled to indemnity under Subsection (A)(2) hereof may (unless otherwise ordered by a court) be made by the Corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsection (A)(3) hereof. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (D) Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     (E) Procedure for Indemnification of Required Indemnitees. Any indemnification of a person the Corporation is required to indemnify under Subsection (A) hereof, or advance of costs, charges and expenses of a person the Corporation is required to pay under Subsection (D) hereof, shall be made promptly, and in any event within 60 days, upon the written request of such person. If the Corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Section shall be enforceable by the person the Corporation is required to indemnify under Subsection (A) hereof in any court of competent jurisdiction if the Corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Subsection (D) hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Subsection (A) hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsection (A) hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (F) Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Section 7.7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (G) Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.7; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     (H) Savings Clause. If this Section 7.7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 7.7 that shall not have been invalidated and to the full extent permitted by applicable law.


                                 ARTICLE VIII

                                  AMENDMENTS

     SECTION 8.1 AMENDMENTS. These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, so long as notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these Bylaws, effective as of the Trigger Date, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.